Securities and Exchange Commission
                                    Form 10-K
                                   Exhibit 11
            Statement Regarding the Computation of Earnings Per Share

                                             Twelve Months Ended
                                                 December 31,
                                          1997(1)             1996(1)
                                        -------------------------------
Weighted average shares outstanding:
  Total average shares outstanding       33,705,129          32,953,494
  Average allocated ESOP shares              74,250              74,250
                                        -----------         -----------
Basic average shares                     33,779,379          33,027,744
                                        -----------         -----------
Common stock equivalents
  Option plans Mgt/Directors                271,228             196,260
  RRP Management                             25,454              44,634
                                        -----------         -----------
Total average allocated award shares        296,682             240,894
                                        -----------         -----------
Fully diluted average common shares
  outstanding                            34,076,061          33,268,638
                                        -----------         -----------
Net income for the period               $17,771,000         $ 1,031,000
Basic earnings per share                $      0.53         $      0.03
                                        ===========         ===========
Fully diluted earnings per share        $      0.52         $      0.03
                                        ===========         ===========

(1) The 1997 and 1996 earnings per share calculations reflect the retroactive effect of a 3 for 1 stock split effected in the form of a dividend that was approved by the Board of Directors on October 22, 1997. The dividend was declared to stockholders of record as of November 4, 1997 and was paid on November 18, 1997.